                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 25, 2008

                            AMERICAN CONSUMERS, INC.
             (Exact name of registrant as specified in its charter)

        Georgia                     0-5815                      58-1033765
    (State or other              (Commission                 (I.R.S. Employer
     jurisdiction                File Number)               Identification No.)
   of incorporation)

  55 Hannah Way, Rossville, Georgia                               30741
  (Address of principal executive offices)                     (zip code)

Registrant's telephone number, including area code:  (706) 861-3347

                                       N/A
         (Former name or former address, if changed since last report.)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial  Obligation or an Obligation under an
            Off-Balance Sheet Arrangement of a Registrant.

     On July 25, 2008, American Consumers, Inc. (the "Company") executed two (2)
new  promissory  notes (the  "Notes") to provide  financing  for the  previously announced  purchase and installation of new cash register  hardware and software and scanning equipment for the Company's Chickamauga,  Georgia grocery store and the Company's Stevenson, Alabama grocery store. The Notes, which have an initial principal  balance  of  $56,000  each,  were  entered  into  with the  Company's principal lender,  Gateway Bank & Trust Company ("Gateway"),  in accordance with the previously  announced  commitment letter between the Company and Gateway for the partial funding of these purchases.  The commitment letter calls for Gateway to provide up to $440,000 of financing in the form of five year term loans, with interest at the Wall Street  Journal Prime Rate plus 0.5% per annum and interest and  principal  payable on a five-year  amortization  schedule.  The  commitment letter  also  provides  for an  origination  fee  equal to 0.75% of the  amounts advanced, and provides that the debt will be secured by a first priority lien on the new  equipment  in  addition to being  cross-collateralized  with all of the
Company's other indebtedness to Gateway.

     In  accordance  with these  terms,  the Company  paid  origination  fees to
Gateway of $840 ($420 for each Note) in connection  with this  funding.  Each of the Notes must be repaid in sixty (60) monthly payments of $1,086.86,  beginning on September 05, 2008 with final payment due on August 05, 2013.  The Notes bear an annual  interest rate at .500 points over the Wall Street Journal Prime Rate, adjusted each month, and subject to a floor rate of 6.00%,  which is the initial effective  interest rate as of July 25, 2008. The Notes are  collateralized by a security  interest in the  Company's  $300,000  certificate  of deposit with the
Lender and by a security  interest in the register system and  substantially all of  the  Company's  accounts  receivable,  inventory,  machines  and  equipment, furniture and fixtures,  and proceeds of the  foregoing,  as well as by personal guarantees of the Company's  President and CEO and its Executive  Vice President
and  CFO.  The  Notes  are  cross-collateralized  and  cross-defaulted  with the
Company's other existing indebtedness to Gateway.

     The Notes include  affirmative and negative covenants and Events of Default which are  customary  for this type of  indebtedness  and the  related  security documents  require the Company to provide  insurance on the register  system and business assets. The foregoing description of the Notes and the related security documents is qualified by reference to the full text of the documents, which are filed as exhibits to this report.

Item 9.01.  Financial Statements and Exhibits

The following Exhibits are filed pursuant to Item 9 of this Report:

Exhibit No.         Description

   10.37            Terms Sheet  Letter  between the Company and Gateway  Bank &
                    Trust  Company,  dated as of  February  7,  2008,  regarding commitment  under which first  borrowing was initiated  July
                    25, 2008. Filed herewith.

   10.38            Two  Promissory  Notes for $56,000  each between the Company and Gateway Bank & Trust Company, dated as of July 25, 2008.
                    Filed herewith.

   10.39            Commercial  Security  Agreements  between  the  Company  and
                    Gateway  Bank  &  Trust  Company   related  to  Two  $56,000
                    Promissory Notes dated as of July 25, 2008. Filed herewith.

   10.40            Assignments  of Deposit  Account  between  the  Company  and
                    Gateway  Bank  &  Trust  Company   related  to  Two  $56,000
                    Promissory Notes dated as of July 25, 2008. Filed herewith.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2008                   AMERICAN CONSUMERS, INC.

                                       By:   /s/ Paul R. Cook
                                          --------------------------------
                                             Paul R. Cook
                                             Chief Financial Officer